UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 17, 2006

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement.

Amendment to 2002 Omnibus Share Plan

On March 17, 2006, the Board of Trustees (the “Board”) of Vornado Realty Trust (the “Company”) approved an amendment to the Vornado Realty Trust 2002 Omnibus Share Plan (the “Plan”) to permit the Compensation Committee of the Board (the “Compensation Committee”) to grant awards in the form of limited partnership units (“OP Units”) of Vornado Realty L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all its business. OP Units can be granted either as free-standing awards or in tandem with other awards under the Plan.

OP Unit awards would be valued by reference to the value of shares of the Company’s common shares of beneficial interest, par value $0.04 per share (“Common Shares”), and may be subject to such conditions and restrictions as the Compensation Committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the applicable conditions and/or restrictions are not attained, recipients would forfeit their right to the OP Units and the underlying Common Shares. Unless otherwise permitted by the Compensation Committee, OP Unit awards may not be sold, transferred, pledged, hypothecated or assigned other than by will or by the laws of descent and distribution until applicable time and/or performance vesting conditions have been met.

The Compensation Committee shall determine the number of Common Shares available under the Plan underlying an award of OP Units in light of all applicable conditions set forth in the relevant award documentation, including vesting conditions, Operating Partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and the like. OP Unit awards may entitle the recipient to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of Common Shares underlying the OP Unit award or other distributions from the Operating Partnership, and the Compensation Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares or OP Units.

Vornado Realty Trust 2006 Outperformance Plan

On March 17, 2006, the Board also approved the general terms of the Vornado Realty Trust 2006 Outperformance Plan (the “2006 Outperformance Plan”), a long-term incentive compensation program. The purpose of the 2006 Outperformance Plan is to further align the interests of the Company’s shareholders and management by encouraging the Company’s senior officers and employees to create shareholder value in a “pay for performance” structure.

Under the 2006 Outperformance Plan, award recipients will share in a performance pool if the Company’s total return to shareholders for the period from March 15, 2006 (measured based on the average closing price of our common shares for the 30 trading days prior to March 15, 2006) through March 14, 2009 exceeds a cumulative total return to shareholders over the three year period of 30%, including both share appreciation and dividends paid. The size of the pool will be 10% of the outperformance return amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $100 million. As of March 14, 2007 award recipients as a group will have the ability to lock in a portion of the performance pool, up to a maximum of $20 million, based on a minimum total return to shareholders benchmark of 10% for the one year period then ending. As of March 14, 2008 award recipients as a group will have the ability to lock in a portion of the performance pool, up to a cumulative maximum of $40 million, based on a minimum cumulative total return to shareholders benchmark of 20% for the two year period then ending. In the event the potential performance pool reaches the $20 million dilution cap before March 14, 2007, the $40 million dilution cap before March 14, 2008 or the $100 million dilution cap before March 14, 2009 and remains at the applicable level or higher for 30 consecutive days, the applicable performance period will end early and the applicable pool will be established on the last day of such 30 day period.

Each employee’s award under the 2006 Outperformance Plan will be designated as a specified percentage of the aggregate performance pool, as well as any interim performance pool established in the first two years. Assuming the 10% benchmark is achieved in year one, the 20% benchmark is achieved in year two or the 30% benchmark is achieved for the entire three year period, as applicable, the pool will be allocated among the award recipients in accordance with the percentage specified in each employee’s award agreement. Although the amount of earned awards under the 2006 Outperformance Plan will be determined at the end of the first, second or third year, as applicable, when the performance pool is established, the awards so earned will vest 33.3% on March 14, 2009 and 33.3% on each of the first two anniversaries thereafter based on continued employment.

Individual awards will be made under the Plan in the form of OP units of a new series denominated “OPP Units” that, subject to vesting and other conditions, will be exchangeable on a one-for-one basis for Common Shares or cash, at the Company’s election. OPP Units will be issued prior to the determination of the performance pool subject to forfeiture to the extent that less than the total award is earned. The 2006 Outperformance Plan provides that if a performance pool is established, each award recipient will be entitled to an amount equal to the distributions that would have been paid on his or her earned OPP Units since the beginning of the performance period, payable in the form of additional OPP Units. OPP Units, both vested and unvested, which award recipients have earned based on the establishment of a performance pool, whether at the end of year one, two or three, will be entitled to receive distributions in an amount per unit equal to the distributions payable on a Common Unit.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

The Compensation Committee is in the process of finalizing the 2006 Outperformance Plan documentation. Accordingly, the definitive plan and award documentation, including the terms of the OPP Units, may contain additional material terms that are not described above. The Compensation Committee is also in the process of evaluating the participation percentages to be awarded to different officers and key employees and currently expects that approximately 35 employees will receive awards under the 2006 Outperformance Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:
/s/ Joseph Macnow

Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)

By:	VORNADO REALTY TRUST,

its sole General Partner

By:
/s/ Joseph Macnow

	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 20, 2006